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                                                        Exhibit 5


                          JAECKLE, FLEISCHMANN & MUGEL
                               ATTORNEYS AT  LAW

  FLEET BANK BUILDING   TWELVE FOUNTAIN PLAZA   BUFFALO, NEW YORK  14202-2292
                     TEL (716) 856-0600  FAX (716) 856-0432


                                August 10, 1995



American Precision Industries Inc.
2777 Walden Avenue
Cheektowaga, New York   14225

Ladies and Gentlemen:

                 Re: Registration Statement on Form S-8 (the "Form S-8") under the Securities Act of 1933, Covering the Registration of 904,000 Shares of Common Stock, $.66-2/3 Par Value ("Shares"), of American Precision Industries Inc. (the "Company")
                          -----------------------------------------------------

                 As your counsel we have examined the above-referenced Registration Statement and we are familiar with the documents referred to therein, as well as your Certificate of Incorporation, as amended, By-Laws and other relevant documents, and we have made such investigation with respect to your corporate affairs as we deem necessary in order for us to render the opinion herein set forth.

                 We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by the Company in connection with the authorization, issuance and sale of the Shares which are the subject of the Form S-8. In our opinion such Shares are, or will be (when issued in accordance with the terms of the relevant plans pursuant to which the options underlying such Shares are granted), legally issued, fully paid and nonassessable.

                 We consent to the filing of this opinion letter as an exhibit to the Registration Statement and reference to us under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                              Very truly yours,



                                              /s/ Jaeckle, Fleischmann & Mugel